As filed pursuant to Rule 424(b)(5)
Registration No. 333-264038

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus Supplement dated January 24, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated April 14, 2022)

Shares of Common Stock

Pre-Funded Warrants to Purchase up to          Shares of Common Stock

Verb Technology Company, Inc. is offering          shares of its common stock pursuant to this prospectus supplement and the accompanying prospectus. Each share of common stock is being sold at a price of $    . We are also offering pre-funded warrants to purchase up to an aggregate of        shares of common stock to institutional investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchasers, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. Each pre-funded warrant is being sold at a price of $     .

Each pre-funded warrant will have an exercise price per share of common stock equal to $0.001 and will be exercisable at any time after its original issuance until exercised in full.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “VERB.” There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. On January 23, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.2287 per share.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1)	See “Underwriting” beginning on page S-13 of this prospectus supplement for additional information regarding total underwriting compensation. For example, we have agreed to reimburse the underwriter for certain expenses.
(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the pre-funded warrants being issued in this offering.

Delivery of the shares of common stock and pre-funded warrants will be made through the book-entry facilities of The Depository Trust Company We anticipate that delivery of the shares of common stock and pre-funded warrants will be made on or about        , 2023, subject to customary closing conditions.

Sole Book-Running Manager

Aegis Capital Corp.

The date of this prospectus supplement is       , 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus relates to the offering of our common stock. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, and updates information contained in, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed on March 31, 2022 with the SEC using a “shelf” registration process with respect to up to $100,000,000 in securities that may be sold thereunder. The shelf registration statement was declared effective by the SEC on April 14, 2022.

Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of common stock.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized any other person to provide you with different information. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated in this prospectus supplement or the accompanying prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision.

Unless the context otherwise requires, the terms “Verb,” “the Company,” “we,” “us” and “our” in this prospectus supplement and accompanying prospectus refer to Verb Technology Company, Inc.

Our Business

Overview

We are a Software-as-a-Service (“SaaS”) applications platform developer. Our platform is comprised of a suite of interactive video-based sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our Customer Relationship Management (“CRM”) application, verbLEARN, our Learning Management System application, verbLIVE, our Live Stream eCommerce application, verbPULSE, our business/augmented intelligence notification and sales coach application, and verbTEAMS, our self-onboarding video-based CRM and content management application for professional sports teams, small business and solopreneurs, with seamless synchronization with Salesforce, that also comes bundled with verbLIVE, and verbMAIL, our interactive video-based sales communication tool integrated into Microsoft Outlook. MARKET.live is our multi-vendor, multi-presenter, livestream social shopping platform, that combines ecommerce and entertainment.

Our Technology

Our suite of applications can be distinguished from other sales enablement applications because our applications utilize our proprietary interactive video technology as the primary means of communication between sales and marketing professionals and their customers and prospects. Moreover, the proprietary data collection and analytics capabilities of our applications inform our users on their devices in real time, when and for how long their prospects have watched a video, how many times such prospects watched it, and what they clicked on, which allows our users to focus their time and efforts on ‘hot leads’ or interested prospects rather than on those that have not seen such video or otherwise expressed interest in such content. Users can create their hot lead lists by using familiar, intuitive ‘swipe left/swipe right’ on-screen navigation. Our clients report that these capabilities provide for a much more efficient and effective sales process, resulting in increased sales conversion rates. We developed the proprietary patent-pending interactive video technology, as well as several other patent-issued and patent-pending technologies that serve as the unique foundation for all our platform applications.

Our Products

verbCRM combines the capabilities of CRM lead-generation, content management, and in-video ecommerce capabilities in an intuitive, yet powerful tool for both inexperienced as well as highly skilled sales professionals. verbCRM allows users to quickly and easily create, distribute, and post videos to which they can add a choice of on-screen clickable icons which, when clicked, allow viewers to respond to the user’s call-to-action in real-time, in the video, while the video is playing, without leaving or stopping the video. For example, our technology allows a prospect or customer to click on a product they see featured in a video and impulse buy it, or to click on a calendar icon in the video to make an appointment with a salesperson, among many other features and functionalities designed to eliminate or reduce friction from the sales process for our users. The verbCRM app is designed to be easy to use and navigate and takes little time and training for a user to begin using the app effectively. It usually takes less than four minutes for a novice user to create an interactive video from our app. Users can add interactive icons to pre-existing videos, as well as to newly created videos shot with practically any mobile device. verbCRM interactive videos can be distributed via email, text messaging, chat app, or posted to popular social media directly and easily from our app. No software download is required to view Verb interactive videos on virtually any mobile or desktop device, including smart TVs.

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verbLEARN is an interactive, video-based learning management system that incorporates all of the clickable in-video technology featured in our verbCRM application and adapts them for use by educators for video-based education. verbLEARN is used by enterprises seeking to educate a large sales team or a customer base about new products, or elicit feedback about existing products. It also incorporates Verb’s proprietary data collection and analytics capabilities that inform users in real time when and for how long the viewers watched the video, how many times they watched it, and what they clicked on, in addition to adding gamification features that enhance the learning aspects of the application.

verbLIVE is a next-generation interactive live-stream platform with in-video ecommerce capabilities for sales reps that allows them to utilize a variety of novel sales-driving features, including placing interactive icons on-screen that appear on the screens of all viewers, providing in-video click-to-purchase capabilities for products or services featured in the live video broadcast, in real-time, driving friction-free selling. verbLIVE also provides the sales reps with real-time viewer engagement data and interaction analytics. verbLIVE is entirely browser-based, allowing it to function easily and effectively on all devices without requiring the host or the viewers to download software, and is secured through end-to-end encryption.

verbPULSE is a business/augmented intelligence notification-based sales enablement platform feature set that tracks users’ interactions with current and prospective customers and then helps coach users by telling them what to do next in order to close the sale, virtually eliminating the lack of skill, training and experience among sales reps from the selling process.

verbTEAMS is our interactive, video-based CRM for professional sports teams, small-and medium-sized businesses and solopreneurs. verbTEAMS also incorporates verbLIVE as a bundled application. verbTEAMS features self-sign-up, self-onboarding, self-configuring, content management system capabilities, user level administrative capabilities, and high-quality analytics capabilities in both mobile and desktop platforms that sync with one another. It also has a built-in one-click sync capability with Salesforce.

MARKET.live is akin to a virtual shopping mall, a centralized online destination where shoppers could explore hundreds, and over time thousands, of shoppable stores for their favorite brands, influencers, creators and celebrities, all of whom can host livestream shopping events from their virtual stores that can be seen by all shoppers at the virtual mall. Every store operator can host livestream events, even simultaneously, and over time we expect there will be thousands of such events, across numerous product and service categories, being hosted by people from all over the world, always on – 24/7 - where shoppers could communicate with the hosts and ask questions about products directly to the host in real-time through an on-screen chat visible to all shoppers. Shoppers can invite their friends and family to join them at any of the live shopping events to share the experience - to communicate directly with each other in real time, and then simply click on a non-intrusive - in-video overlay to place items in an on-screen shopping cart for purchase – all without interrupting the video. Shoppers can visit any number of other shoppable events to meet up and chat with friends, old and new, and together watch, shop and chat with the hosts, discover new products and services, and become part of an immersive entertaining social shopping experience. Throughout the experience, the shopping cart follows shoppers seamlessly from event to event, shoppable video to shoppable video, host to host, product to product.

The MARKET.live business model is a simple but next-level B to B play. It is a multi-vendor platform, with a single follow-me style unified shopping cart, and robust ecommerce capabilities with the tools for consumer brands, big box brick and mortar stores, boutiques, influencers and celebrities to connect with their clients, customers, fans, followers, and prospects by providing a unique, interactive social shopping experience that we believe could keep them coming back and engaged for hours.

A big differentiator for MARKET.live is that it also provides an online meeting place for friends and family to meet, chat, shop and enjoy a fun, immersive shopping experience in real time together from anywhere and everywhere in the world. MARKET.live will provide vendors with extensive business building analytics capabilities not available on, and not shared by many operators of other social media sites who regard that information as valuable proprietary property. All vendors on MARKET.live will retain this valuable intelligence for their own, unlimited use.

S-2

MARKET.live allows vendors an opportunity to reach not only the shoppers they invite to the site from their own client and contact lists, but also those shoppers who came to the site independently who will discover these vendors as they browse through the many other shoppable events hosted simultaneously on MARKET.live 24/7, from around the world. We believe our revenue model will be attractive to vendors and will consist of SaaS recurring revenue as well as a share of revenue generated through sales on the platform.

MARKET.live is simply a platform; we hold no inventory, we take no inventory risk, and each vendor manages their own packing and fulfillment, as well as returns. Only vendors that have a demonstrated ability to manage inventory and fulfillment are selected to participate on MARKET.live.

As we continue onboarding vendors to the platform, we are seeing increased interest from product manufacturers seeking to embrace MARKET.live’s direct-to-consumer selling capabilities, cutting-out distribution channel partners in order to reduce costs and increase profitability. As the economy tightens, we expect that trend to accelerate.

MARKET.live will also incorporate a modified version of our verbLIVE Attribution technology, allowing vendors who so choose, to leverage extremely powerful, built-in affiliate marketing capabilities. Non-vendor visitors to the site can search for those vendors that have activated the built-in affiliate marketing feature for their events and be compensated when people they referred to that vendor, purchase products or services during that vendor’s shopping event. We expect that this feature, unique to MARKET.live, will drive many more shoppers who will be referred from all over the world, producing a cross-pollination effect enhancing the revenue opportunities for all MARKET.live vendors, while also creating an attractive income generating opportunity for non-vendor MARKET.live patrons.

MARKET.live is an entirely new platform, built wholly independently and separate from our verbLIVE sales platform, representing what we believe is the state of the art of shoppable video technology. Whereas verbLIVE is a sales tool for sales reps that subscribe either directly or through their principal to verbCRM or verbTEAMS, MARKET.live is a multivendor social shopping platform for retailers, brands, manufacturers, creators and influencers who seek to participate in an open market-style eco-system environment. More recently, we are beginning to see interest from existing verbLIVE clients who see the value of MARKET.live as a corporate communications tool for use in sales, marketing, lead-generation, training and recruitment initiatives.

We recently launched our “Creators on MARKET,” a new program that allows creators to monetize their content through livestream shopping and personalized storefronts on MARKET.live. The program is being marketed to video content creators across multiple social media channels. Through this new program, creators and influencers can choose the products they love from hundreds of brands and retailers on MARKET.live and offer their fans and followers those products through livestream shopping events broadcast live on MARKET.live and simulcast on the creators’ existing social platforms. They can also offer their favorite products through the Creators’ personally branded storefronts they can establish quickly and easily on MARKET.live. Depending on the products chosen, Creators can earn between 5% and 20% of their gross sales at no cost and no risk to the Creators selected to participate in the program.

With more than 12 million products from brands like Athleta, Best Buy, Target, Container Store, Banana Republic, GAP, Saks Off 5th, SSENSE, LOFT, DERMSTORE, INTERMIX, UNCOMMON GOODS, and many more, Creators can choose to feature their favorite products and promote and sell them to their fans and followers. All MARKET.live events are interactive so followers and fans can chat with the Creators in real time, as well as with one another, creating a more entertaining and engaging social shopping experience. When their interest level peaks, Creators’ fans and followers can click on the screen to buy the products. Creators accepted into the program are not required to make any investment in inventory, nor do they have the burden of managing fulfillment or shipping. The only requirement for them to remain in the program is for them to continue to create and promote the same videos they’re already doing on YouTube and elsewhere online. Livestream events are recorded and available to watch in the Creators’ personally branded stores on MARKET.live for those fans and followers to return 24/7 after the livestream events to browse and purchase the Creators’ featured products, as the recorded livestream videos remain shoppable.

S-3

verbTV will launch as a feature of our MARKET.live platform, serving to draw an audience of people seeking to consume video content that is also interactive and shoppable. We expect this additional audience will also be exposed to and enhance the eco-system of shoppers and retailers on MARKET.live. Over time it is anticipated that verbTV will feature concerts, game shows, sports, including e-sports, sitcoms, podcasts, special events, news, including live events, and other forms of video entertainment that is all interactive and shoppable. verbTV represents an entirely new distribution channel for all forms of content by a new generation of content creators looking for greater freedom to explore the creative possibilities that a native interactive video platform can provide for their audience. We believe content creators may also enjoy greater revenue opportunities through the native ecommerce capabilities the platform provides to sponsors and advertisers who will enjoy real-time monetization, data collection and analytics. Through verbTV, sponsors and advertisers will be able to accurately measure the ROI from their marketing spend, instead of relying on imprecise viewership information traditionally offered to television sponsors and advertisers.

Verb Partnerships and Integrations

verbMAIL for Microsoft Outlook and Saleforce Integration of verbLIVE and verbTEAMS. verbMAIL is a product of our partnership with Microsoft and is available as an add-in to Microsoft Outlook for Outlook and Office 365 subscribers. verbMAIL allows users to create interactive videos seamlessly within Outlook by clicking the verbMAIL icon in the Outlook toolbar. The videos are automatically added to an email and can be sent easily through Outlook using the user’s contacts they already have in Outlook. The application allows users to easily track viewer engagement and together with other features represents an effective sales tool available for all Outlook users worldwide. We have completed and deployed the integration of verbLIVE into Salesforce and have a verbTEAMS sync application for Salesforce users. To date, adoption of these products has been low due in large part to management’s decision to reduce and deploy development and marketing resources to other areas of the Company’s business that it believes can generate a greater return on investment.

Popular Enterprise Back-Office System Integrations. We have integrated verbCRM into systems offered by 19 of the most popular direct sales back-office system providers, such as Direct Scale, Exigo, By Design, Thatcher, Multisoft, Xennsoft, and Party Plan. Direct sales back-office systems provide many of the support functions required for direct sales operations, including payroll, customer genealogy management, statistics, rankings, and earnings, among other direct sales financial tracking capabilities. The integration into these back-office providers, facilitated through our own API development, allows single sign-on convenience for users, as well as enhanced data analytics and reporting capabilities for all users. Our experience confirms that our integration into these back-end platforms accelerates the adoption of verbCRM by large direct sales enterprises that rely on these systems and as such, we believe this represents a competitive advantage.

Non-Digital Products and Services

Historically, we provided certain non-digital services to some of our enterprise clients such as printing and fulfillment services. We designed and printed welcome kits and starter kits for their marketing needs and provided fulfillment services, which consisted of managing the preparation, handling and shipping of our client’s custom-branded merchandise they use for marketing purposes at conferences and other events. Due to COVID-19, we experienced a marked decline in non-digital services and associated revenue, as reflected in our current and historical financial statements, as our clients reduced or eliminated in-person conferences and other events. This reduction in non-digital services was nevertheless consistent with management’s strategy to exit this area of our business due to the low margin, high costs and limited scalability of this component of our business.

In furtherance of the strategy, in May 2020, we executed a contract with Range Printing (“Range”), a company in the business of providing enterprise class printing, sample assembly, warehousing, packaging, shipping, and fulfillment services. Pursuant to the contract, through an automated process we have established for this purpose, Range receives orders for samples and merchandise from us as and when we receive them from our clients and users, and print, assemble, store, package and ship such samples and merchandise on our behalf. The Range contract provides for a service fee arrangement based upon the specific services to be provided by Range that is designed to maintain our relationship with our clients by continuing to service their non-digital needs, while eliminating the labor and overhead costs associated with the provision of such services by us. Effective April 1, 2022, we expanded our relationship with Range when we entered into a customer referral agreement with them for our cart site and printing business. Under the agreement, we earn 10% commission for customers referrals, 8% on merchandise sales and certain cart site design fees which will all be recognized as non-digital revenue. Prior to entering into such agreement, we were recognizing revenues and cost of revenues associated with the non-digital business in the condensed consolidated statements of operations.

S-4

For these reasons, management has suggested that a more accurate measure of our performance is the historical growth of our SaaS and digital business and associated revenue, which has been the focus of our initiatives, while we have continued to exit the low margin, non-digital business. While the SaaS and digital business has grown year over year, that growth is not readily apparent when analyzing our top-line revenue because the total revenue represents the growing SaaS and digital business upon which we are focused, off-set by the declining non-digital business we are intentionally exiting.

Our Market

Historically, our client base consisted primarily of multi-national direct sales enterprises to whom we provide white-labeled, client-branded versions of our products. During the year ended December 31, 2021, our client base expanded to include large enterprises in the life sciences sector, professional sports franchises, educational institutions, and not-for-profit organizations, as well as clients in the entertainment industry, and the burgeoning CBD industry, among other business sectors. As of September 30, 2022, we provided subscription-based application services to approximately 150 enterprise clients for use in over 100 countries and in over 48 languages. Since inception, we have had more than 3.4 million downloads of our verbCRM applications across all of the white-labelled versions created for clients on our platform.

Corporate Information

We are a Nevada corporation that was incorporated in February 2005. Our principal executive and administrative offices are located at 782 South Auto Mall Drive, American Fork, Utah 84003, and our telephone number is (855) 250-2300. Our website address is https://www.verb.tech/. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

THE OFFERING

Common Stock to be Offered by Us	shares.

Pre-Funded Warrants Offered by Us	Pre-funded warrants to purchase up to an aggregate of shares of common stock. We are offering the pre-funded warrants to institutional investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchasers, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Each pre-funded warrant is exercisable for one share of common stock. Each pre-funded warrant is being sold for a price of $ . Each pre-funded warrant will have an exercise price per share of common stock of $0.001, will be immediately exercisable and may be exercised at any time until exercised in full. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein.

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Common Stock to be Outstanding Immediately after this Offering	shares, assuming all of the pre-funded warrants issued in this offering are exercised.

Use of Proceeds	We estimate the net proceeds to us from this offering will be approximately $ million, after deducting underwriting discounts and fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes and repayment of outstanding debt in the amount of up to $ . See “Use of Proceeds” on page S-9.

Risk Factors	Investing in our common stock involves significant risks. You should read the “Risk Factors” section beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “VERB.” The shares of common stock offered hereby and the shares of common stock issuable upon exercise of the pre-funded warrants will be listed on the Nasdaq Capital Market. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system

The number of shares of common stock that will be outstanding immediately after this Offering is based on shares of common stock outstanding as of Janaury       , 2023 and excludes the following:

●	5,884,900 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $1.24 per share;

●	3,091,470 shares of common stock issuable upon vesting of restricted stock unit awards with a weighted-average exercise price of $0.64 per share;

●	641,924 shares of common stock reserved for future issuance under our 2019 Omnibus Incentive Plan; and

●	38,071,408 shares of common stock issuable upon exercise of warrants to purchase common stock with a weighted-average exercise price of $0.97 per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, each of which are incorporated by reference in this prospectus, as well as any amendments or updates to our risk factors reflected in our subsequent filings with the SEC, including in any applicable prospectus supplement. If any of these risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that case, the trading price or value of our securities could decline and you might lose all or part of your investment. For additional information, refer to the section entitled “Where You Can Find More Information.”

Risks Related to This Offering

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $         per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $          per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Because we will have broad discretion and flexibility in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes including but not limited to, working capital, potential acquisitions and other business opportunities. See “Use of Proceeds.” Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Additional stock offerings in the future may dilute then existing stockholders’ percentage ownership of our company.

Given our plans and expectations that we may need additional capital, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

We have no plans to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

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Risks Related to Our Common Stock

We are not in compliance with The NASDAQ Capital Market $1.00 minimum bid price requirement and failure to maintain compliance with this standard could result in delisting and adversely affect the market price and liquidity of our common stock.

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “VERB”. If we fail to meet any of the continued listing standards of The NASDAQ Capital Market, our common stock will be delisted from The NASDAQ Capital Market. These continued listing standards include specifically enumerated criteria, such as a $1.00 minimum closing bid price.

On May 12, 2022, we received a letter from The NASDAQ Stock Market advising that the Company did not meet the minimum $1.00 per share bid price requirement for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Listing Rule 5550(a)(2). The Company initially had a period of 180 calendar days, or until November 8, 2022, to regain compliance. On November 9, 2022, we were granted an additional 180-day period from the Nasdaq Stock Market Listing Qualifications Staff, through May 8, 2023, to regain compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market. To demonstrate compliance with this requirement, the closing bid price of our common stock needs to be at least $1.00 per share for a minimum of 10 consecutive business days before May 8, 2023. In order to satisfy this requirement, the Company intends to continue actively monitoring the bid price for its common stock between now and May 8, 2023 and will consider available options to resolve the deficiency and regain compliance with the minimum bid price requirement.

While we intend to regain compliance with the minimum bid price rule, there can be no assurance that we will be able to maintain continued compliance with this rule or the other listing requirements of The NASDAQ Capital Market. If we were unable to meet these requirements, we would receive another delisting notice from the Nasdaq Capital Market for failure to comply with one or more of the continued listing requirements. If our common stock were to be delisted from The NASDAQ Capital Market, trading of our common stock most likely will be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the OTC Markets or in the “pink sheets.” Such a downgrading in our listing market may limit our ability to make a market in our common stock and which may impact purchases or sales of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “continue” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements included or incorporated by reference in this prospectus relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, strategic plans and objectives, competitive environment and our expected use of the net proceeds from this Offering. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page S-7 of this prospectus, beginning on page 1 of the accompanying base prospectus, as well as in the other reports we file with the SEC. You should read this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect.

S-8

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the Nasdaq Listing Rules, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $          million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the pre-funded warrants offered and issued pursuant to this offering.

We intend to use the net proceeds from the sale of the common stock offered by this prospectus for general corporate purpose and repayment of outstanding debt in the amount of up to $         .

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. Until we have determined the amount or timing of the expenditures, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash, cash equivalents and capitalization as of September 30, 2022: Such information is set forth on the following basis:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale by us of shares of our common stock in this offering at a public offering price of $ per share, after deducting underwriting discounts and estimated offering expenses payable by us.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2022 (in thousands, except per share data)
	Actual	As Adjusted
Cash	$921	$
Total debt, including current maturities	7,596
Total stockholders’ equity
Common Stock, par value $0.0001 per share, 200,000,000 shares authorized; 102,604,851 shares issued and outstanding actual;	10
Additional paid-in capital	153,940
Accumulated deficit	(137,418)
Total stockholders’ equity	$16,532
Total capitalization	$24,129

S-9

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of September 30, 2022 was approximately $(2.6) million, or $(0.02) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of the common stock in this offering at the offering price set forth on the cover page of this prospectus supplement and after deducting estimated underwriting discounts and expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $        million or $        per share of common stock. This represents an immediate increase in net tangible book value of $       per share to our existing stockholders and an immediate dilution in net tangible book value of $         per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share			$
Net tangible book value per share as of September 30, 2022		$(0.02)
Increase in net tangible book value per share attributable to new investors in this offering	$
As adjusted net tangible book value per share after the offering			$
Dilution per share to investors in this offering			$

The number of shares of common sStock used for purposes of this section is based on the 102,604,851 shares outstanding as of September 30, 2022 and excludes the following:

●	5,252,119 shares of common stock issuable upon the exercise of outstanding stock options, with a weighted-average exercise price of $1.55 per share;

●	2,071,849 shares of common stock issuable upon vesting of restricted stock unit awards, with a weighted-average exercise price of $1.24 per share;

●	3,315,538 shares of common stock reserved for future issuance under our 2019 Omnibus Incentive Plan;

●	25,651,407 shares of common stock issuable upon exercise of warrants to purchase common stock, with a weighted-average exercise price of $1.52 per share;

●

1,209,610 shares of common stock issuable upon conversion of the outstanding principal amount, plus accrued interest, of convertible notes due 2023 issued pursuant to a Securities Purchase Agreement on January 12, 2022, which have a conversion price of $3.00 per share; and

●	Any additional shares of common sStock we have issued or may issue from time to time after that date.

S-10

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering shares of our common stock and pre-funded warrants to purchase shares of common stock (and the shares of common stock issuable from time to time upon exercise of the offered pre-funded warrants). No fractional warrants will be issued.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 7 of this prospectus supplement. Our common stock is listed on the Nasdaq Capital Market under the symbol “VERB.” Our transfer agent and registrar for our common stock is VStock Transfer, LLC.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

The pre-funded warrants offered hereby will have an exercise price of $0.001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time after their original issuance until such pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants.

S-11

Book-Entry Form

The pre-funded warrants will be registered securities and will be evidenced by a global certificate, which will be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC. If DTC subsequently ceases to make its book-entry settlement system available for the pre-funded warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that any pre-funded warrants are not eligible for, or it is no longer necessary to have the pre-funded warrants available in, book-entry form, then the Company may instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation the global certificate, and the Company will instruct the Warrant Agent to deliver to DTC separate Warrant certificates as requested through the DTC system.

Prior to due presentment for registration of transfer of any pre-funded warrants, the Company and the Warrant Agent may deem and treat the person in whose name that pre-funded warrants will be registered on the Warrant register (the “holder”) as the absolute owner of such pre-funded warrants for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Pre-funded Warrants Agent will be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein will prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC governing the exercise of the rights of a holder of a beneficial interest in any pre-funded warrants. The rights of beneficial owners in a pre-funded warrants evidenced by the global certificate will be exercised by the holder or a participant through the DTC system, except to the extent set forth herein or in the global certificate.

A holder whose interest in a global warrant is a beneficial interest in a global warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), will effect exercises by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable).

Warrant Agent

The pre-funded warrants will be issued in registered form under separate pre-funded warrant agent agreements (each a “Pre-funded Warrant Agent Agreement”) between us and our warrant agent, VStock Transfer, LLC (the “Warrant Agent”). The material provisions of the Pre-funded Warrants are set forth herein, and a copy of each of the Pre-funded Warrant Agent Agreements are filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

Cashless Exercise

The pre-funded warrants will also be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the pre-funded warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the pre-funded warrant is exercisable immediately prior to such event.

S-12

Transferability

In accordance with its terms and subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of shares of common stock, the holders of pre-funded warrants will not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such pre-funded warrant holders exercise their warrants.

Amendment and Waiver

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

UNDERWRITING

Aegis Capital Corp. is the sole underwriter for the offering. We have entered into an underwriting agreement dated January     , 2023 with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following respective number of shares of our common stock:

Underwriter	Number of Shares	Number of Pre-funded Warrants
Aegis Capital Corp.

The underwriter is committed to purchase all the shares of common stock offered by us, if it purchases any shares. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

S-13

The underwriter proposes to offer the shares of common stock for sale from time to time in one or more transactions on the NASDAQ Capital Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to its right to reject any order in whole or in part. The underwriter effects such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares of common stock and the price at which the underwriter resells such shares of common stock may be deemed underwriting compensation

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter proposes to offer the common stock offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriter may offer some of the common stock to other securities dealers at such price less a concession of $        per share. After the initial offering, the public offering price and concession to dealers may be changed.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$		$
Underwriting discount (6%)	$		$
Proceeds, before expenses, to us	$		$

We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the shares to be sold in the offering with the Securities and Exchange Commission; (b) all fees associated with the review of the offering by FINRA; (c) all fees and expenses relating to the listing of such shares on the NASDAQ Capital Market; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the “blue sky” securities laws designated by the underwriter; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriter; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of the shares from the Company to the underwriter; (h) fees and expenses of our legal counsel and accountants; and (i) “road show” expenses, diligence fees and the fees and expenses of the underwriter’s legal counsel not to exceed $75,000.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $      .

Discretionary Accounts. The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

S-14

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, (a) our executive officers and directors as of the pricing date of the offering, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the company without the prior written consent of the underwriter, for a period of 60 days from the date of the offering, and (b) we, and any successor, have agreed, subject to certain exceptions, not to for a period of 60 days from the date of the offering (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, the issuance of common stock upon the exercise of outstanding stock options and warrants or other outstanding convertible securities, the issuance of redeemable voting preferred shares for the limited purpose of certain recapitalization matters and the issuance of certain common stock dividends to all common shareholders.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectus supplements electronically. The underwriter may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. The underwriter and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may receive customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with the underwriter for any further services.

Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, syndicate covering transactions, and penalty bids in connection with our common stock.

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids to not exceed a specified maximum.

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate cover transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintain the market price of our common stock or preventing a decline in the market price of our common stock. As a result, the price of our common stock in the open market maybe higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transaction may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

S-15

Passive market making. In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities being offered under this prospectus by us will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. The underwriter is being represented in connection with this offering by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The consolidated financial statements of Verb Technology Company, Inc. as of December 31, 2021 and 2020, and for the years then ended appearing in Verb Technology Company, Inc.’s From 10-K for the fiscal year ended December 31, 2021, have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated by reference herein in reliance upon such report of Weinberg & Company, P.A. pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, https://www.verb.tech/. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

S-16

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy and information statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022;

●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 filed with the SEC on April 12, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 16, 2022:

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 15, 2022:

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 14, 2022:

●	our Current Reports on Form 8-K filed with the SEC on January 13, 2022, January 24, 2022, April 22, 2022, October 24, 2022, October 28, 2022, November 23, 2022, and January 9, 2023; and

●	the description of our securities contained in Exhibit 4.17 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on May 14, 2020, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K, and exhibits filed on such form that are related to such items, unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

Verb Technology Company, Inc.

782 South Auto Mall Drive

American Fork, Utah 84003

Attn: Investor Relations

Telephone: (855) 250-2300

S-17

PROSPECTUS

$100,000,000

VERB TECHNOLOGY COMPANY, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants and/or units having an aggregate initial offering price not to exceed $100,000,000. The preferred stock may be convertible into or exchangeable for shares of our common stock, other shares of our preferred stock or warrants. The debt securities may be convertible into or exchangeable for shares of our common stock, shares of our preferred stock, warrants or other debt securities. The warrants may be exercisable for shares of our common stock, shares of our preferred stock, debt securities and/or units. Each unit will be comprised of two or more of the other securities described in this prospectus in any combination, which may or may not be separable from one another.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference herein or therein, carefully before you invest in any of the securities offered pursuant to this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through agents designated from time to time, to or through underwriters or dealers, or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, refer to the section entitled “Plan of Distribution.” We will describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth in a prospectus supplement the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options. We will also set forth in a prospectus supplement the price to the public of such securities and the net proceeds we expect to receive from such sale.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VERB.” On March 30, 2022, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.99 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED UNDER A SIMILAR HEADING IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2022

TABLE OF CONTENTS

PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration process, we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings with an aggregate initial offering price not to exceed $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we offer or sell any of our securities under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein, is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website referenced within the section entitled “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, are forward-looking statements, and we have attempted to identify such forward-looking statements by terminology including “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “seeks,” “should,” “suggests,” “targets” or “will” or the negative of these terms or other comparable terminology.

Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on our management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many factors, in addition to the factors described in this prospectus, may materially and adversely affect our results as indicated in or implied by our forward-looking statements. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision. You should read this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein and therein, in their entirety and with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made and, except to the extent required by law or the rules of the Nasdaq Stock Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC after the date of this prospectus. For additional information, refer to the section entitled “Where You Can Find More Information.”

We qualify all of our forward-looking statements by these cautionary statements.

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ABOUT THE COMPANY

Overview

We are a software-as-a-service applications platform developer. Our platform is comprised of a suite of interactive video-based sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our white-labeled Customer Relationship Management (“CRM”) application for large sales-based enterprises; verbTEAMS, our CRM application for small- and medium-sized businesses and solopreneurs; verbLEARN, our Learning Management System application; verbLIVE, our Live Stream eCommerce application; verbPULSE, our artificial intelligence notification application; and verbMAIL, our interactive video sales communication tool integrated with Microsoft Outlook.

Our suite of applications can be distinguished from other sales enablement applications because our applications utilize our proprietary interactive video technology as the primary means of communication between sales and marketing professionals and their customers and prospects. Moreover, the proprietary data collection and analytics capabilities of our applications inform our users on their devices in real time, when and for how long their prospects have watched a video, how many times such prospects watched it, and what they clicked on, which allows our users to focus their time and efforts on ‘hot leads’ or interested prospects rather than on those that have not seen such video or otherwise expressed interest in such content. Users can create their hot lead lists by using familiar, intuitive ‘swipe left/swipe right’ on-screen navigation. Our clients report that these capabilities provide for a much more efficient and effective sales process, resulting in increased sales conversion rates. We developed the proprietary patent-pending interactive video technology, as well as several other patent-issued and patent-pending technologies that serve as the unique foundation for all our platform applications.

Corporate Information

We are a Nevada corporation. Our principal executive and administrative offices are located at 782 South Auto Mall Drive, American Fork, Utah 84003, and our telephone number is (855) 250-2300. Our website address is https://www.verb.tech/. Information provided on or accessed through our website is not incorporated into this prospectus and you should not consider such information in deciding whether to purchase our securities. References in this prospectus to our website are to inactive textual references only.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, each of which are incorporated by reference in this prospectus, as well as any amendments or updates to our risk factors reflected in our subsequent filings with the SEC, including in any applicable prospectus supplement. If any of these risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that case, the trading price or value of our securities could decline and you might lose all or part of your investment. For additional information, refer to the section entitled “Where You Can Find More Information.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and future prospects.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties mentioned elsewhere in this prospectus. For more information, refer to the section entitled “Cautionary Note Regarding Forward-Looking Information.”

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USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of our securities, and from the exercise of any warrants issued pursuant hereto, for working capital and other general corporate purposes.

We may set forth additional information regarding the anticipated use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used from any specific offering. As a result, our management will have broad discretion in the allocation of the net proceeds.

Pending the use of the net proceeds, we intend to invest the net proceeds in high-quality, short-term interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government.

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GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, from time to time in one or more offerings, directly or through agents, dealers or underwriters, any combination of common stock, preferred stock, debt securities, warrants and/or units having an aggregate initial offering price not to exceed $100,000,000. The preferred stock may be convertible into or exchangeable for shares of our common stock, other shares of our preferred stock or warrants. The debt securities may be convertible into or exchangeable for shares of our common stock, shares of our preferred stock, warrants or other debt securities. The warrants may be exercisable for shares of our common stock, shares of our preferred stock, debt securities and/or units. Each unit will be comprised of two or more of the other securities described in this prospectus in any combination, which may or may not be separable from one another.

The common stock, preferred stock, debt securities, warrants, and units that may be issued hereunder are collectively referred to herein as the securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell any securities under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. For additional information, refer to the section entitled “About this Prospectus.”

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the section entitled “Risk Factors.”

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation, as amended and restated (our “Articles of Incorporation”), and our Amended and Restated Bylaws (our “Bylaws”). The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to certain provisions of the Nevada Revised Statutes (“NRS”). We encourage you to review complete copies of our Articles of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value per share, and 15,000,000 shares of preferred stock, $0.0001 par value per share, of which 6,000 shares have been designated Series A Preferred Stock. As of December 31, 2021, we had 72,942,948 shares of common stock outstanding and no shares of Preferred Stock outstanding.

Common Stock

All outstanding shares of our common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

●	a holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders and are not entitled to cumulative voting for the election of directors;

●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;

●	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference on any outstanding shares of our preferred stock;

●	there are no redemption or sinking fund provisions applicable to our common stock; and

●	there are no preemptive, subscription or conversion rights applicable to our common stock.

Undesignated Preferred Stock

Our board of directors is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, our board of directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends payable to holders of our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control, all without further action by our stockholders. Further, the ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

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Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Certain provisions of Nevada law, our Articles of Incorporation, and our Bylaws contain provisions that could make the following transactions more difficult: (i) an acquisition by means of a tender offer; (ii) an acquisition by means of a proxy contest or otherwise; or (iii) the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the then-current trading price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 14,994,000 shares of our currently undesignated preferred stock, with voting or other rights or preferences, could impede the success of any attempt to effect a change of control.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by the chairman of our board of directors, our chief executive officer, our president, or by a majority of the members of our board of directors.

Stockholder Action by Written Consent. Our Bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting. Our Bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may, from time to time, be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share statutes, if applicable, could have the effect of discouraging takeovers.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

SoloFire Exchange Agreement

In connection with our acquisition of Ascend Certification, LLC, dba SoloFire (“SoloFire”) on September 4, 2020, we entered into an Exchange Agreement with the prior owners of SoloFire whereby we agreed that on or after March 4, 2021, the prior owners of SoloFire can exchange their Class B interests in our acquisition subsidiary, Verb Acquisition Co., LLC, for up to an aggregate of 2,642,159 shares of our common stock.

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Equity Line of Credit

On January 12, 2022, we entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) with Tumim Stone Capital LLC (the “Investor”). Pursuant to the agreement, we have the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to $50,000,000 of newly issued shares of our common stock (the “Total Commitment”) from time to time during the term of the agreement, subject to certain limitations and conditions. The Total Commitment is inclusive of 607,287 shares of Common Stock (the “Commitment Shares”), issued to the Investor as consideration for its commitment to purchase shares of Common Stock under the Common Stock Purchase Agreement.

The Common Stock Purchase Agreement initially precludes us from issuing and selling more than 14,747,065 shares of our common stock, including the Commitment Shares and the shares of our common stock issuable upon conversion of the Notes (as defined below), which number of shares equals 19.99% of the number of shares of our common stock that was issued and outstanding immediately prior to the execution of the agreement, unless we obtain stockholder approval to issue additional shares, or unless certain exceptions apply. In addition, a beneficial ownership limitation in the agreement initially limits us from directing the Investor to purchase shares of Common Stock if such purchases would result in the Investor beneficially owning more than 4.99% of the then outstanding shares of our common stock (subject to an increase to 9.99% at the Investor’s option upon at least 61 calendar days’ notice).

Unless earlier terminated, the Common Stock Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 36-month period following the January 12, 2022, (ii) the Investor’s purchase or receipt of the Total Commitment worth of our common stock, or (iii) the occurrence of certain other events set forth in the agreement. We have the right to terminate the agreement at any time after commencement, at no cost or penalty, upon five trading days’ prior written notice to the Investor. The Investor has the right to terminate the agreement upon five trading days’ prior written notice to us, but only upon the occurrence of certain events set forth in the agreement.

Outstanding Convertible Notes

On January 12, 2022, we also entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the holders named therein (collectively, the “Note Holders”) providing for the sale and issuance of an aggregate original principal amount of $6,300,000 in convertible notes due 2023 (each, a “Note” and, collectively, the “Notes”). We received $6,000,000 in gross proceeds from the sale of the Notes. The Notes bear interest of 6.0% per annum, have an original issue discount of 5.0%, mature 12 months from the closing date, and have an initial conversion price of $3.00, subject to adjustment in certain circumstances as set forth in the Note.

The Securities Purchase Agreement initially precludes us from issuing and selling more than 14,747,065 shares of our common stock, including the shares of our common stock issuable pursuant to the Common Stock Purchase Agreement, which number of shares equals 19.99% of the number of shares of our common stock that was issued and outstanding immediately prior to the execution of the agreement, unless we obtain stockholder approval to issue additional shares, or unless certain exceptions apply.

Outstanding Warrants

Listed Common Stock Purchase Warrants

Exercisability. The warrants are exercisable immediately upon issuance and at any time during the five-year period following the date of issuance. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. In the event that a registration statement covering shares of our common stock underlying the warrants is not available for the resale of such shares, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated, elect instead to receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. In no event will we be required to make any cash payments or net cash settlement in lieu of issuing shares of our common stock underlying the warrants.

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Exercise Price. The initial exercise price per share of our common stock purchasable upon exercise of the warrants is $3.443. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits stock combinations, reclassifications, or similar events affecting our common stock and also upon any distribution of assets, including cash, stock, or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants together with the appropriate instruments of transfer.

Exchange Listing. The warrants are listed on The Nasdaq Capital Market under the symbol “VERBW.” We cannot provide assurances that a trading market for the warrants will be maintained.

Fundamental Transaction. If, at any time while the warrants are outstanding, (a) we consolidate or merge with or into another corporation and we are not the surviving corporation, (b) we sell, lease, license, assign, transfer, convey, or otherwise dispose of all or substantially all of our assets, (c) any purchase offer, tender offer, or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of shares of our common stock are permitted to sell, tender, or exchange their shares of our common stock for our other securities, cash, or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock, (d) we effect any reclassification or recapitalization of shares of our common stock or any compulsory share exchange pursuant to which the shares of our common stock are converted into or exchanged for other securities, cash, or property, or (e) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of our common stock (each, a “Common Stock Purchase Warrant Fundamental Transaction”), then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such Common Stock Purchase Warrant Fundamental Transaction if it had been immediately prior to such transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of the warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

2019 Warrants

On August 14, 2019, we entered into a Stock Purchase Agreement (the “SPA”) with certain purchasers named therein (the “Preferred Purchasers”), pursuant to which we agreed to issue and sell an aggregate of 6,000 shares of Series A Preferred Stock to the Preferred Purchasers in exchange for gross proceeds of $5,030,000. In connection with the offering, we granted warrants to the Preferred Purchasers (the “2019 Warrants”) exercisable for up to 3,245,162 shares of common stock.

As of December 31, 2021, there were 1,462,901 shares of our common stock underlying the 2019 warrants, which have a per-share exercise price of $1.10 per share.

Exercisability. The warrants are exercisable from and after six months after the date of issuance and at any time during the five-year period from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. In the event that a registration statement covering shares of our common stock underlying the warrants is not available for the resale of such shares, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated, elect instead to receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. In no event will we be required to make any cash payments or net cash settlement in lieu of issuing shares of our common stock underlying the warrants.

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Exercise Price. The initial exercise price per share of our common stock purchasable upon exercise of the 2019 warrants was $1.88. The exercise price is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our common stock and also upon any distribution of assets, including cash, stock, or other property to our stockholders. If we or any subsidiary, at any time while the 2019 Warrants are outstanding, sell or grant any option to purchase, or sell or grant any right to reprice or otherwise dispose of or issue any common stock or common stock equivalents at an effective price less than the exercise price then in effect, then the exercise price shall be reduced to the lower exercise price then in effect. The exercise price per share was adjusted to $1.10 following the completion of a private placement in February 2020 (see the section entitled “Outstanding Warrants - 2020 Warrants”). If we, at any time while the 2019 Warrants are outstanding, issue rights, options, or warrants to all holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the volume weighted average price on the record date mentioned below, then the exercise price shall be multiplied by a fraction, of which the denominator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of additional shares of common stock offered for subscription or purchase, and of which the numerator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered (assuming receipt by us in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such volume weighted average price. Such adjustment shall be made whenever such rights, options, or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, or warrants.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants together with the appropriate instruments of transfer.

Exchange Listing. The 2019 Warrants are not listed for trading on any securities exchange and we do not intend to apply for listing.

Fundamental Transaction. If, at any time while the 2019 Warrants are outstanding, (a) we consolidate or merge with or into another corporation and we are not the surviving corporation, (b) we sell, lease, license, assign, transfer, convey, or otherwise dispose of all or substantially all of our assets, (c) any purchase offer, tender offer, or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of shares of our common stock are permitted to sell, tender, or exchange their shares of our common stock for our other securities, cash, or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock, (d) we effect any reclassification or recapitalization of shares of our common stock or any compulsory share exchange pursuant to which the shares of our common stock are converted into or exchanged for other securities, cash, or property, or (e) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of our common stock, each, a “2019 Warrant Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such transaction if it had been immediately prior to such transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the transaction. In the event of a 2019 Warrant Fundamental Transaction, we or any successor entity shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the 2019 Warrant Fundamental Transaction (or, if later, the date of the public announcement of the applicable transaction), purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the 2019 Warrant) of the remaining unexercised portion of the warrant on the date of the consummation of such transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of the warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

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2020 Warrants

In connection with a private placement of our common stock in February 2020, the Preferred Purchasers who, as of February 7, 2020, continued to own shares of our Series A Preferred Stock (the “Continuing Holders”) issued pursuant to the SPA (a) waived their respective rights to participate in the private placement, and (b) declined to accept the price protection rights to which they otherwise were entitled as holders of shares of our Series A Preferred Stock. In connection with the waiver, we granted to the Continuing Holders a five-year common stock purchase warrant (“2020 Warrants”), the terms of which are substantially similar to the terms of our 2019 Warrants, provided that the 2020 Warrants had an initial per-share exercise price of $1.55.

As of December 31, 2021, there were 2,161,926 shares of our common stock underlying the 2020 Warrants, which have a per-share exercise price of $1.10 per share.

Outstanding Equity Awards

As of December 31, 2021, we had 5,404,223 shares of our common stock underlying outstanding stock options, having a weighted-average exercise price of approximately $1.72 per share,10,984,740 stock purchase warrants having a weighted-average exercise price of $2.67 per share and 1,821,833 restricted stock awards having a weighted-average grant date fair value of $1.41 issued under our equity incentive plans.

Forum Selection

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the state and federal courts in the State of Nevada shall be the exclusive forum for any litigation relating to our internal affairs, including, without limitation: (a) any derivative action brought on our behalf, (b) any action asserting a claim for breach of fiduciary duty to us or our stockholders by any of our current or former officers, directors, employees or agents, or (c) any action against us or any of our current or former officers, directors, employees or agents arising pursuant to any provision of the NRS, the articles of incorporation, or the bylaws. For the avoidance of doubt, the exclusive forum provision described above does not apply to any claims arising under the Securities Act or Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The address is 18 Lafayette Place, Woodmere, New York 11598. The telephone number is 855-9VSTOCK.

Listing on The Nasdaq Capital Market

Shares of our common stock are listed for trading on The Nasdaq Capital Market under the symbol “VERB.” Certain of our common stock purchase warrants are listed for trading on The Nasdaq Capital Market under the symbol “VERBW” (see the section entitled “Outstanding Warrants – Listed Common Stock Purchase Warrants”). Our 2019 Warrants and 2020 Warrants are not listed for trading on any securities exchange.

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DESCRIPTION OF DEBT SECURITIES

We may offer and sell, from time to time, debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture (or supplemental indenture) applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we may offer under this prospectus, as well as the complete indenture (as supplemented by any applicable supplemental indentures) that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount to their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

Whenever debt securities are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case to the extent applicable):

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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●	if the price at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series;

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●	terms, if applicable, related to the auction or remarketing of the debt securities and any security for the obligations related to such debt securities;

●	additions to or changes in or deletions to the provisions relating to covenant defeasance and legal defeasance;

●	terms and conditions, if any, upon which we shall pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any securityholder that is not a “United States person” for federal tax purposes; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock, our other debt securities, or our warrants. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock, our other debt securities, or our warrants that the holders of the series of debt securities receive upon conversion or exchange would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above in the section entitled “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain an office or agency;

●	maintain paying agencies;

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●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

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Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

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DESCRIPTION OF WARRANTS

We may offer and sell, from time to time, warrants for the purchase of shares of our common stock, shares of our preferred stock, debt securities and/or units. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and the holders of the warrants or an agent for the holders of the warrants. The forms of warrant agreements or warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the warrants that we may offer under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Whenever warrants are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares, and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

●	the date, if any, on and after which the warrants and the related common stock, preferred stock, debt securities and/or units will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock, the principal amount of debt securities, and/or the number of units at the exercise price set forth in (or calculable as set forth in) the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer, and exercise them as indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any voting rights or any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities, or to enforce covenants in the applicable indenture.

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DESCRIPTION OF UNITS

We may offer and sell, from time to time, units comprised of two or more of the other securities described in this prospectus in any combination, which may or may not be separable from one another. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The forms of unit agreements or unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the units and unit agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the unit agreements applicable to the units. We urge you to read the applicable prospectus supplement, as well as the complete unit agreements that contain the terms of the units.

Whenever units are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

●	the title of the series of units;

●	identification and description of the separate securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the securities comprising the units will be separately transferable; and

●	any other terms of the units and their securities.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

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PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or

●	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

●	the name or names of any agents, underwriters or dealers;

●	the type of securities being offered;

●	the purchase price of our securities being offered and the net proceeds we expect to receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	transactions on the Nasdaq Capital Market or any other trading market where the securities may be traded;

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●	in the over-the-counter market;

●	in negotiated transactions; or

●	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

The consolidated financial statements of Verb Technology Company, Inc. as of December 31, 2021 and 2020, and for the years then ended appearing in Verb Technology Company, Inc.’s From 10-K for the fiscal year ended December 31, 2021, have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated by reference herein in reliance upon such report of Weinberg & Company, P.A. pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. For additional information, refer to the section entitled “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any future documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the securities covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC on March 31, 2022 (our “Annual Report”);

●	our Current Reports on Form 8-K as filed with the SEC on each of January 13, 2022 and January 24, 2022; and

●	the description of our securities contained in Exhibit 4.17 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 14, 2020, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any document that is incorporated by reference in this prospectus. You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

Verb Technology Company, Inc.
782 South Auto Mall Drive
American Fork, Utah 84003
Attn: Investor Relations
Telephone: (855) 250-2300

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein, is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and the securities offered by us, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the website referenced above.

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Shares

Common Stock

Pre-Funded Warrants to Purchase up to         Shares of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Aegis Capital Corp.

         , 2023